Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpointadvisors.com

972-419-6213

Media inquiries: MediaRelations@nexpointadvisors.com

NEXPOINT REAL ESTATE FINANCE, INC. REPORTS FIRST QUARTER 2020 RESULTS

Dallas, TX, May 6, 2020 – NexPoint Real Estate Finance, Inc. (NYSE:NREF) today reported financial results for the first quarter ended March 31, 2020.

“We are encouraged by NREF’s first quarter results.  As we enter our first full quarter as a publicly traded company, we believe our defensively constructed portfolio and attractive leverage profile will continue to highlight NREF’s strength and stability.  In these unprecedented times, we will continue to closely monitor the portfolio to mitigate any issues caused by the COVID-19 crisis,” said Matthew McGraner, Chief Investment Officer.

NREF issued a presentation of its first quarter 2020 results, which can be viewed at www.nexpointfinance.com, under “Investor Relations”.

Quarterly Investor Call Details

NREF will host a conference call on Wednesday, May 6, 2020 at 11:00 AM ET to discuss first quarter 2020 results and provide updates related to the COVID-19 crisis.  The conference call can be accessed live over the phone by dialing 800-353-6461 or, for international callers, +1 334-323-0501 and using passcode Conference ID: 4630790.  A live audio webcast of the call will be available online at the Company's website, http://www.nexpointfinance.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Wednesday, May 13, 2020 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 4630790.

About NREF

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NREF” primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage backed securities.  More information about NREF is available at http://www.nexpointfinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", "expect," "intend," "may" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding our conference call.  Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including risks related to the COVID-19 crisis.  They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include, among other things, changes to NREF's expected liquidity position and the risk factors set forth in NREF's registration

Exhibit 99.1

statement on Form S-11. The statements made herein speak only as of the date of this press release and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.